EXHIBIT 99.1

Investor Relations Contact:	Media Contacts:
Emily Pietrzak	Teresa Stubbs
MedAvant Healthcare Solutions	MedAvant Healthcare Solutions
925-765-4410	812-206-4332
epietrzak@medavanthealth.com	tstubbs@medavanthealth.com
MEDAVANT ANNOUNCES FIRST QUARTER 2006 RESULTS
ATLANTA (May 9, 2006) — MedAvant Healthcare Solutions (NASDAQ: PILL), a leader in healthcare technology and transaction services, today announced results for the first quarter ended March 31, 2006.
Financial Highlights
First Quarter of 2006 compared with Fourth Quarter of 2005
Net revenue for the first quarter ended March 31, 2006, increased 4.8% to $18,075,000 compared with net revenue of $17,255,000 for the fourth quarter ended December 31, 2005. Operating loss for the first quarter was $887,000 compared with an operating loss for the fourth quarter of $1,161,000. EBITDA for the first quarter increased 69.2% to $775,000 compared with $458,000 for the fourth quarter (see reconciliation of EBITDA to operating income below). Net loss for the first quarter was $1,573,000, compared with a net loss of $1,838,000, for the fourth quarter. During the fourth quarter of 2005, the Company did not record any expense related to SFAS No. 123R but did record a bonus expense of $265,000.
First Quarter of 2006 compared with First Quarter of 2005
Net revenue for the first quarter ended March 31, 2006 was $18,075,000 compared with net revenue of $21,714,000 for the first quarter ended March 31, 2005. Operating loss for the first quarter was $887,000 compared with an operating loss for the prior-year period of $1,190,000. EBITDA for the first quarter was $775,000 compared with $1,406,000 for the prior-year period. Net loss for the first quarter of 2006 was $1,573,000, compared with a net loss of $1,791,000 for the prior-year period. Results for the first quarter of 2006 include the impact of Statement of Financial Accounting Standards (“SFAS”) No. 123R, Share-Based Payments, of $250,000. Additionally, the Company recorded $890,000 of bonus accrual during the first quarter of 2006 compared with $130,000 in the prior-year period. This increase in bonus accrual is directly related to the Company’s move towards a pay-for-performance structure for all of its employees and would be paid after the end of the year based on the attainment of the Company’s annual goals.
Commenting on MedAvant’s operating improvement over fourth quarter 2005, Chief Executive Officer John Lettko stated, “We are very pleased with the continued climb in revenue and the reduced operating loss over the fourth quarter. This sequential improvement reflects the benefit from our strategic restructuring of the business to focus on higher margin revenues, culling over $10 million of annualized expenses from our cost structure and the decision to grow the business around four distinct product lines. Given the significant changes we have made over the last few quarters,
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PILL Reports First Quarter Results

May 9, 2006

year-over-year comparisons will not be very meaningful in accurately gauging our progress. We believe our sequential progress from quarter to quarter will better reflect the ability to gradually turn revenue erosion into new revenue growth, convert customers to the real-time PhoenixSM platform, increase Pilot™ implementations, expand NPPN™ and improve our quality scores.”
Douglas J. O’Dowd, Chief Financial Officer, added, “The first quarter results clearly demonstrate the positive impact our new strategy can provide. Despite a 17% decrease in net revenue from a year ago, we narrowed the operating loss by 25% with a 3% point increase in gross margin and a 17% decrease in overall expenses. We were also able to achieve improvement over the fourth quarter with a 5% increase in net revenue and a 2% increase in gross margin, resulting in a 24% narrowing of the operating loss. It should be noted that a significant difference in reporting this quarter is the expensing of stock options in the first quarter and bonus accruals for meeting operating targets, which were either not incurred in the prior-year periods or at much lower levels. Excluding those, our quarter over quarter comparisons in operating income would have been even more dramatic.”
Summary of Financial Results

Statements of Operations (Unaudited)

in $000's	1Q 2006	1Q 2005	4Q 2005
Net revenues:
Transaction fees, cost containment services and license fees	$15,575	$19,198	$15,210
Communication devices and other tangible goods	2,500	2,516	2,045

	18,075	21,714	17,255

Costs and expenses:
Cost of transaction fees, cost containment services and license fees, excluding depreciation and amortization	4,334	6,181	4,093
Cost of laboratory communication devices, excluding depreciation and amortization	1,503	1,502	1,852
Selling, general and administrative expenses	11,463	12,625	10,852
Depreciation and amortization	1,662	2,596	1,619

	18,962	22,904	18,416

Operating loss	(887)	(1,190)	(1,161)

Interest expense	686	601	677

Net loss	$(1,573)	$(1,791)	$(1,838)

Basic and diluted loss per share	$(0.12)	$(0.14)	$(0.14)

Basic and diluted weighted average shares outstanding	13,203,702	12,626,567	12,834,137

EBITDA	$775	$1,406	$458
Subtract depreciation and amortization	(1,662)	(2,596)	(1,619)

Operating income	$(887)	$(1,190)	$(1,161)

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PILL Reports First Quarter Results

May 9, 2006

Summary Balance Sheets (Unaudited)

	March 31,	December 31,
in $000's	2006	2005
Current assets	$20,550	$23,717
Long-term assets	51,170	51,924

Total assets	$71,720	$75,641

Current liabilities	$21,182	$23,702
Long-term liabilities	18,950	19,035
Stockholders’ equity	31,588	32,904

Total liabilities & equity	$71,720	$75,641

Summary Statements of Cash Flows (Unaudited)

	Three Months Ended March 31,		Q4
in $000's	2006	2005	2005
Net cash (used in) provided by operating activities	$(2,846)	$1,149	$898
Net cash used in investing activities	(849)	(850)	(827)
Net cash used in financing activities	(2)	(1,114)	(1,281)

Net decrease in cash and cash equivalents	(3,697)	(815)	(1,210)
Cash and cash equivalents at beginning of period	5,546	12,374	6,756

Cash and cash equivalents at end of period	$1,849	$11,559	$5,546

The Company used $2.8 million of cash in its operations during the quarter ended March 31, 2006. This decrease is attributable primarily to the drop in accounts payable and accruals as the Company paid its vendors with the proceeds from its new debt facility including $0.2 million in severance, $0.3 million in litigation settlements and $0.4 million of bonuses.
Significant New Business Activity in First Quarter
•	Entered long-term strategic partnership with Misys Healthcare Systems to provide transaction processing and e-prescribe services for their 90,000+ providers

•	Expanded relationship with Health Net to increase their participation in NPPN

•	Acquired Zeneks to expand provider relationships and enhance bill negotiation solutions

•	Expanded relationship with Quest Diagnostic to provide NPPN member access to 2,000 patient centers nationwide

•	Implemented company-wide virtual call center and quality metrics technology to reduce customer hold time by an average of 80%

•	Converted more than 2,000 customers to Phoenix real-time platform from legacy systems

•	Partnered with CBLPath to use MedAvant’s Pilot for exporting Electronic Medical Record data directly from the lab to physician’s PMS and EMR solutions
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PILL Reports First Quarter Results

May 9, 2006

Subsequent Business Activity Announced in Second Quarter
•	Expanded NPPN with addition of Adventist Health System, providing NPPN member access to 32 acute care hospitals and hundreds of ancillary facilities
Commenting on MedAvant’s new business development activity, Mr. Lettko concluded, “Our efforts in the first quarter have been centered on stabilizing the revenue stream, fine tuning our sales organization and leveraging strategic assets such as Phoenix, Pilot and NPPN with an improving trend in new business opportunities. We believe we have just begun to scratch the surface on the potential of these assets. With every MedAvant employee incentivized by the pay-for-performance plan in 2006 that is directly tied to achieving corporate revenue and EBITDA targets, as well as quality improvements, we believe our strategy will continue to propel us to solid operating performance in 2006.”
First Quarter 2006 Conference Call
MedAvant will host a conference call on May 10, 2006, at 11:00 a.m. EDT. To join this teleconference in the US or Canada, please dial (800) 946-0783. Please initiate the call a few minutes before 11:00 a.m. to ensure you are in the queue as the conference begins. The live broadcast of MedAvant’s quarterly conference call will be available online at http://www.medavanthealth.com and http://www.earnings.com on May 10, 2006, beginning at 11:00 a.m. EDT. The online replay will follow shortly after the call and continue for 30 days.
A replay of the conference call will be available through May 17, 2006, by dialing (888) 203-1112 and entering the confirmation number, 8298924.
About MedAvant Healthcare Solutions MedAvant, a leader in healthcare technology services, provides healthcare transaction processing, medical cost containment services, business process outsourcing solutions and related value-added products to physicians, payers, pharmacies, medical laboratories, and other healthcare suppliers. To facilitate these services, MedAvant operates Phoenix(SM), a highly scalable and secure national information platform, which supports real-time direct connectivity and transaction processing between healthcare clients. For more information about MedAvant, please visit our website at www.medavanthealth.com. MedAvant is a trade name of ProxyMed, Inc.
Note Regarding Use of Non-GAAP Financial Measures
Certain of the information set forth herein, including EBITDA, are considered non-GAAP financial measures. MedAvant believes this information is useful to investors because it provides a basis for measuring our available capital resources, our operating performance and our cash flow, excluding non-cash items that would normally be included in the most directly comparable measures calculated and presented in accordance with generally accepted accounting principles.
Our management uses these non-GAAP financial measures along with the most directly comparable GAAP financial measures in evaluating our operating performance and capital resources and cash flow. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with GAAP, and non-financial measures as reported by us may not be comparable to similarly titled amounts reported by other companies.
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PILL Reports First Quarter Results

May 9, 2006

Forward Looking Statement
Statements in this release that are “forward-looking statements” are based on current expectations and assumptions that are subject to risks and uncertainties. In some cases, forward-looking statements can be identified by terminology such as “may,” “should,” “potential,” “continue,” “expects,” “anticipates,” “intends,” “plans,” “believes,” “estimates,” and similar expressions. Actual results could differ materially from projected results because of factors such as: the soundness of our business strategies relative to the perceived market opportunities; MedAvant’s ability to successfully develop, market, sell, cross-sell, install and upgrade its clinical and financial transaction services and applications to current and new physicians, payers, medical laboratories and pharmacies; the ability to compete effectively on price and support services; MedAvant’s ability and that of its business associates to perform satisfactorily under the terms of its contractual obligations, and to comply with various government rules regarding healthcare and patient privacy; entry into markets with vigorous competition, market acceptance of existing products and services, changes in licensing programs, product price discounts, delays in product development and related product release schedules, any of which may cause revenues and income to fall short of anticipated levels; the availability of competitive products or services; the continued ability to protect the company’s intellectual property rights, implementation of operating cost structures that align with revenue growth; uninsured losses; adverse results in legal disputes resulting in liabilities; unanticipated tax liabilities; the effects of a natural disaster or other catastrophic event beyond our control that results in the destruction or disruption of any of our critical business or information technology systems. Any of these factors could cause the actual results to differ materially from the guidance given at this time. For further cautions about the risks of investing in MedAvant, we refer you to the documents MedAvant files from time to time with the Securities and Exchange Commission, including, without limitation, its most recently filed Annual Report on Form 10-K/A.
MedAvant does not assume, and expressly disclaims, any obligation to update information contained in this document. Although this release may remain available on our website or elsewhere, its continued availability does not indicate that we are reaffirming or confirming any of the information contained herein.
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